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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 6, 2018 (October 31, 2018)
_______________________________
Realogy Holdings Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
_______________________________
Realogy Group LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-148153	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
_______________________________
175 Park Avenue
Madison, NJ 07940
(Address of principal executive offices) (Zip Code)
(973) 407-2000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Messrs. Donald Casey and John Peyton, who are named executive officers of Realogy Holdings Corp. (the “Company”), and five other executive officers who report directly to the CEO of the Company (the “Participants”), have entered into Executive Severance Agreements with the Company (each, an “Agreement”), which, among other things, provide for severance protections upon certain terminations of employment. A description of these payments and benefits is set forth in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on March 16, 2018.
On October 31, 2018, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved the Realogy Holdings Corp. Severance Pay Plan for Executives (the “Severance Plan”), the Realogy Holdings Corp. Change in Control Plan for Executives (the “CIC Plan”) (the Severance Plan and the CIC Plan, together, the “Plans”) and the Realogy Holdings Corp. Executive Restrictive Covenant Agreement.
The Participants are each eligible to participate in the Plans. Although both of the Plans became effective on October 31, 2018, none of the Participants currently participate in the Plans and each continues to be subject to the terms of his or her individual Agreement. Mr. Casey’s Agreement is scheduled to expire on February 23, 2019, Mr. Peyton’s Agreement is scheduled to expire on October 13, 2019, and the Agreements with the five other Participants are scheduled to expire between February 23, 2019 and July 8, 2021, in each case subject to the terms of the Agreement.
The Participants may elect to join the Plans at any time prior to the expiration of their Agreement, but if no such election is made, each Participant will become subject to the Plans at the time of his or her Agreement expiration, provided that such Participant has executed an Executive Restrictive Covenant Agreement with the Company. Pursuant to the Executive Restrictive Covenant Agreements, each Participant will be subject to a non-compete period of two years and a non-solicitation period of three years following the Participant’s termination of employment for any reason.
The Severance Plan provides for severance protections upon certain terminations of employment not related to a change in control, while the CIC Plan provides for protections for certain terminations in connection with a change in control. The material terms and conditions of the Plans are summarized below.
Term. The Committee, as Plan Administrator of the Plans, may terminate, amend or modify that Plans at any time, provided that, except as required by law, the Plans may not be amended or terminated within six months prior to a change in control (as defined in the Plans) or on or within two years immediately following a change in control in a manner that would adversely affect the rights of a Participant without the express written consent of the Participant so affected.
Non-Change-in-Control Severance. Under the terms of the Severance Plan, if a Participant experiences a “qualifying termination” (as described below) not in connection with a change in control of the Company, the Company will provide the Participant with the following severance payments and benefits, subject to his or her continued compliance with the Restrictive Covenants Agreement and the execution and non-revocation of a release of claims:

•	an amount equal to one times the sum of the Participant’s annual base salary and target annual cash incentive payment, payable in twelve equal monthly installments;

•
a pro-rated annual cash incentive payment for the year of termination based on the Company’s actual performance and payable at such time such incentive payments are payable to other employees of the Company;

•
the continuation of medical and dental benefits for the Participant and his or her dependents for a period of up to eighteen months under the program or policy in effect from time to time at the Company; and

•	outplacement services for a period of up to twelve months, the value of such services not to exceed $50,000.
As of the date of this filing, Mr. Casey’s annual base salary is $475,000 and Mr. Peyton’s annual base salary is $680,000. Messrs. Casey and Peyton each have a target annual cash incentive payment under the Company’s Executive Incentive Plan of 100% annual base salary.
Payments and Benefits Upon a Termination due to Death, Disability or Retirement. Under the Severance Plan, upon a termination of employment due to death or disability or retirement, the Participant will be eligible to receive accrued compensation and a pro-rated annual cash incentive payment for the year of termination based on the Company’s actual performance and payable at such time such incentive payments are payable to other employees of the Company. In the case of death, the Participant will also be eligible to receive a supplemental death insurance benefit in the amount of 2.5 times their annual base salary on the date of death up to $2 million (inclusive of any Company provided life insurance to the Participant), provided that such Participant has qualified for such benefit.
Change in Control Severance. Under the terms of the Severance Plan, if a Participant experiences a qualifying termination (i) within 24 months after a change in control of the Company or (ii) prior to a change in control (but, only if a change in control occurs) and such termination is determined to be in connection with or in anticipation of a change in control or is at the request or direction of a person who has entered into an agreement with the Company, the consummation of which would constitute a change in control, the Company will provide the Participant with the following severance payments and benefits, subject to his or her continued compliance with the Restrictive Covenants Agreement and the execution and non-revocation of a release of claims:

•	an amount equal to two times the sum of the Participant’s annual base salary and target annual cash incentive payment, payable in lump sum;

•	a pro-rated annual cash incentive payment for the year of termination based on the Participant’s target annual cash incentive payment, payable in lump sum;

•
the continuation of medical and dental benefits for the Participant and his or her dependents for a period of up to eighteen months under the program or policy in effect from time to time at the Company; and

•	outplacement services for a period of up to twelve months, the value of such services not to exceed $50,000.
Qualifying Termination. A “qualifying termination” means the Participant’s employment is terminated by the Company without cause or the Participant resigns with good reason, in either case, as such terms are defined in the Plans.
Section 280G. The Plans provide that if payments and benefits provided to the Participant would constitute an “excess parachute payment” for purposes of Section 280G of the tax code, the Participant will either have his or her payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-tax amount of his or her payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the tax code and any applicable federal, state and local taxes.
Clawback. Under each of the Plans, the Company’s Clawback Policy applies in the event the Participant breaches his or her Restrictive Covenants Agreement.
The foregoing descriptions of the material terms of the Plans and the form of Executive Restrictive Covenant Agreement do not purport to be complete descriptions and are qualified in their entirety by reference to the Severance Plan, the CIC Plan and the Executive Restrictive Covenant Agreement, which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Description
10.1	Realogy Holdings Corp. Severance Pay Plan for Executives
10.2	Realogy Holdings Corp. Change in Control Plan for Executives
10.3	Realogy Holdings Corp. Executive Restrictive Covenant Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY HOLDINGS CORP.

By:	/s/ Timothy B. Gustavson
Timothy B. Gustavson, Senior Vice President, Interim Chief Financial Officer, Chief Accounting Officer, Controller and Treasurer
Date: November 6, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY GROUP LLC

By:	/s/ Timothy B. Gustavson
Timothy B. Gustavson, Senior Vice President, Interim Chief Financial Officer, Chief Accounting Officer, Controller and Treasurer
Date: November 6, 2018

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Realogy Holdings Corp. Severance Pay Plan for Executives
10.2	Realogy Holdings Corp. Change in Control Plan for Executives
10.3	Realogy Holdings Corp. Executive Restrictive Covenant Agreement